EXHIBIT 99.1

Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com

Press Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

Adobe Announces Program to Repurchase $2.5 Billion of Stock by End of FY2019
SAN JOSE, Calif. - Jan. 17, 2017 - Adobe Systems Incorporated (Nasdaq:ADBE) today announced its Board of Directors has approved a new stock repurchase program granting the company authority to repurchase up to $2.5 billion in common stock through the end of fiscal year 2019. Under the new stock repurchase program, which is designed to return value to Adobe’s stockholders and minimize dilution from stock issuances, the company may repurchase shares in the open market and also enter into structured repurchase agreements with third parties. The new stock repurchase program approved by Adobe’s Board of Directors, is substantially similar to the company’s previous program authorizing the repurchase of up to $2.0 billion in common stock through fiscal year 2017, which authority will soon be exhausted.
“We’re coming off a year of record cash flow generation and our balance sheet continues to be strong. Adobe’s new share repurchase program underscores our commitment to returning value to our stockholders, as we execute on our long-term growth strategy,” said Mark Garrett, executive vice president and chief financial officer, Adobe.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to Adobe’s stock repurchases and business momentum, which involve risks and uncertainties that could cause actual results to differ materially, including but not limited to, risks and uncertainties described in Adobe’s Annual Report on Form 10-K for our fiscal year 2015 ended Nov. 27, 2015, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2016.  For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.
About Adobe
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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